UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2012

DAIS ANALYTIC CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-53554	14-760865
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11552 Prosperous Drive
Odessa, Florida 33556
(Address of Principal Executive Offices)(Zip Code)

(727) 375-8484
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Copies to:
Peter DiChiara, Esq.
SICHENZIA ROSS FRIEDMAN FERENCE LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 28, 2012, Dais Analytic Corporation (the “Company”) amended its Securities Purchase Agreement, dated October 17, 2012 (the “Securities Purchase Agreement”), with Green Valley International Investment Management Company Limited (the “Investor”) pursuant to which the Investor will purchase up to $7.0 million of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and warrants (the “Warrants”) to purchase up to 17,500,000 shares of Common Stock.

Pursuant to the terms of the Securities Purchase Agreement, the Investor has purchased $1,750,000 of Common Stock and Warrants.  The amendment, requires the Purchaser to purchase the remaining Common Stock and Warrants on or before January 25, 2013.  This extension will allow the Company and the Investor to create and capitalize a wholly owned subsidiary to be organized and located in China (the “Dais China Subsidiary”).  Pursuant to the amendment, the Company shall use $4.0 million of the aggregate proceeds from the sale of Common Stock and Warrants for capital expenditures, working capital, and general business purposes. The Company shall use the remaining proceeds from the sale of the Common Stock and Warrants to create and capitalize the Dais China Subsidiary.

The Amendment to Securities Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Amendment to Securities Purchase Agreement are subject to, and qualified in their entirety by, such document attached hereto, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment to Securities Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dais Analytic Corporation

Dated: December 31, 2012	By:	/s/Timothy N. Tangredi
Timothy N. Tangredi
Chief Executive Officer and President

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